Exhibit 99

Environmental Power Corporation's Microgy Subsidiary Executes
Agreement with Merced Irrigation District and Gallo Cattle and Updates Pipeline & Backlog Numbers

    PORTSMOUTH, N.H.--(BUSINESS WIRE)--Jan. 23, 2004--Environmental Power Corporation (OTCBB: POWR), announced that its subsidiary, Microgy Cogeneration Systems, Inc. ("Microgy"), had signed a Memorandum of Understanding ("MoU") with the Merced Irrigation District, a public entity organized under the California Irrigation District Act ("Merced"), and Gallo Cattle Company, a family-owned and operated dairy and crops farm located in Atwater and Livingston, California ("Gallo"). Under the terms of the MoU, Merced, Gallo and Microgy will explore the development of two projects designed to provide up to 4 MW of renewable generating capacity based on Microgy's proprietary, highly efficient anaerobic digestion technology, to be located at two of Gallo's milking sites.
    Environmental Power is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Microgy owns a license to a proprietary technology to convert manure into electricity while providing a manure and food industry waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers.
    Andy Livingston, Microgy's President, stated, "The execution of the MoU with Merced and Gallo is a demonstration of Microgy's continued commitment to the development of the promising California market for its technology. We are very excited about working with Gallo, one of the true leaders in environmentally compatible farming in California."
    The transactions contemplated by the MoU remain subject to the negotiation of definitive agreements among Microgy, Merced and Gallo.
    Based upon letters of intent or signed contracts, Environmental Power's sales pipeline now stands at approximately $170 million as a result of the execution of the MoU. This sales pipeline figure is net of backlog of approximately $6.5 million, which represents projects to be developed under Microgy's recent agreements with affiliates of Wild Rose Dairy, Five Star Dairy and Norswiss Dairy in Wisconsin. Microgy defines backlog as projected revenues from projects for which Microgy has binding commitments.
    Kam Tejwani, Chief Executive Officer of Environmental Power, stated, "The execution of the MoU with Merced and Gallo is an important step in our efforts to develop the California market for Microgy's technology and grow Microgy's business overall. We are pleased with the continued growth of Microgy's sales pipeline and expect this growth to continue as Microgy's technology gains acceptance in California and elsewhere."

    ABOUT ENVIRONMENTAL POWER CORPORATION

    Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems. For more information visit the company's web site at www.environmentalpower.com

    CAUTIONARY STATEMENT

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power Corporation
             Investor Contact:
             Kam Tejwani, 603-431-1780
             President and Chief Executive Officer
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             Media & Public Relations
             kdolan@environmentalpower.com
             www.environmentalpower.com